UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2024

LOOP MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 5470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2024, Loop Media, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Institutional Purchase Agreement”) with the purchaser named therein (the “Institutional Investor”) and a Securities Purchase Agreement (the “Private Placement Purchase Agreement,” together with the Institutional Purchase Agreement, the “Purchase Agreements”) with a certain entity affiliated with the Chairman of the Board of Directors of the Company (the “Private Placement Entity,” together with the Institutional Investor, the “Investors”).

Pursuant to the Institutional Purchase Agreement, the Company agreed to sell and issue, in a registered direct offering (the “Registered Offering”) 7,875,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price per share of $0.15 and pre-funded warrants (the “Registered Pre-Funded Warrants”) to purchase up to an aggregate of 1,777,174 shares of Common Stock (the “Registered Pre-Funded Warrant Shares”) at a purchase price per Registered Pre-Funded Warrant of $0.1499, for aggregate gross proceeds to the Company of approximately $1.45 million, before deducting placement agent fees and offering expenses payable by the Company.

The Registered Shares and the Registered Pre-Funded Warrants are being offered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-268957), which was previously filed and declared effective by the Securities and Exchange Commission (the “Commission”), the accompanying base prospectus dated January 11, 2023 and a prospectus supplement dated May 31, 2024.

Pursuant to the Private Placement Purchase Agreement, in a concurrent private placement (the “Concurrent Private Placement Offering,” together with the Registered Offering, the “Offerings”), the Company has also agreed to sell and issue to the Private Placement Entity, pre-funded warrants (the “Private Pre-Funded Warrants”) to purchase up to an aggregate of 4,347,826 shares of Common Stock (the “Private Pre-Funded Warrant Shares”) at a purchase price of $0.2308 per Private Pre-Funded Warrant, for aggregate gross proceeds to the Company of approximately $1.0 million, before deducting offering expenses payable by the Company. The Private Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per share and will expire when the Private Pre-Funded Warrants are fully exercised.

The Purchase Agreements contain customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Institutional Purchase Agreement, the Company has agreed to certain restrictions, subject to certain exceptions, on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 90-day period following the closing of the Registered Offering. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Institutional Purchase Agreement), subject to certain exceptions, until the six-month anniversary of the closing of the Registered Offering.

In addition, until the date that is the eighteen-month anniversary of the closing of the Registered Offering, the Institutional Investor is entitled to a participation right in any subsequent financing (as defined in the Institutional Purchase Agreement ) effected by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, or a combination of units thereof, up to an amount equal to 35% of such subsequent financing on the same terms, conditions and price provided for in the subsequent financing, subject to certain carve-outs as set forth in the Institutional Purchase Agreement.

On May 31, 2024, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Registered Shares, the Registered Pre-Funded Warrants, the Registered Pre-Funded Warrant Shares, the Private Pre-Funded Warrants and the Private Pre-Funded Warrant Shares (the “Securities”). The Company will pay the Placement Agent a cash fee equal to 6.5% of the gross proceeds generated from the sale of the Registered Shares, the Registered Pre-Funded Warrants and the Registered Pre-Funded Warrant Shares and will reimburse the Placement Agent for certain of its expenses in an amount up to $50,000. The Placement Agent is not receiving cash placement agent fees on the sale of the Private Pre-Funded Warrants and the Private Pre-Funded Warrant Shares. The Placement Agency Agreement contains customary representations, warranties and agreements of the Company and the Placement Agent and customary indemnification rights and obligations of the parties.

Pursuant to the terms of the Placement Agency Agreement, the Company agreed to issue to the Placement Agent warrants (“Placement Agent Warrants”) to purchase up to 700,000 shares of Common Stock, or 5.0% of the aggregate shares of Common Stock (or Common Stock equivelants) issued in the Offerings (“Placement Agent Warrant Shares”), exercisable at a price per share of $0.25399. The Placement Agent Warrants are exercisable commencing six months after the closing date of the Registered Offering and expire May 31, 2029.

The Offerings are expected to close on or about June 3, 2024, subject to customary closing conditions.

The foregoing descriptions of the Purchase Agreements, the Placement Agency Agreement, the Registered Pre-Funded Warrants, the Private Pre-Funded Warrants and the Placement Agent Warrants are not complete and are qualified in their entireties by reference to the full text of the Institutional Purchase Agreement, the Private Placement Purchase Agreement, the Placement Agency Agreement, the form of Registered Pre-Funded Warrant, the form of Private Pre-Funded Warrant and the form of Placement Agent Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Fennemore Craig, P.C. relating to the legality of the issuance and sale of the Registered Shares, Registered Pre-Funded Warrants and Registered Pre-Funded Warrant Shares in the Registered Offering is attached as Exhibit 5.1 to this report. A copy of the opinion of Lowenstein Sandler LLP relating to the validity of the Registered Pre-Funded Warrants in the Registered Offering is attached as Exhibit 5.2 to this report.

Item 1.02	Termination of Material Definitive Agreement.

Effective May 31, 2024, the Company and B. Riley Securities, Inc. (“B. Riley Securities”) terminated the At Market Issuance Agreement dated May 12, 2023, by and between the Company and B. Riley Securities (the “ATM Agreement”). As previously reported, pursuant to the terms of the ATM Agreement, the Company could offer and sell from time-to-time through B. Riley Securities, shares of its Common Stock having an aggregate offering price of up to $50.0 million. The Company is not subject to any termination penalties related to the termination of the ATM Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Concurrent Private Placement Offering and the Private Pre-Funded Warrants and Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Private Pre-Funded Warrants, Private Pre-Funded Warrant Shares, Placement Agent Warrants and Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2024, Liam McCallum, the Company’s Co-Founder and Chief Product and Technical Officer (“CPTO”) since May 2016, stepped down from his role as CPTO, but will remain an employee of the Company working a reduced schedule on an “at-will” basis in an advisory role.  Mr. McCallum’s previous employment agreement expired on April 1, 2024, and was not renewed.

Item 8.01	Other Events.

On May 31, 2024, the Company issued a press release regarding the launch and pricing of the Offerings. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

In addition, on May 31, 2024, the Company entered into a Non-Revolving Line of Credit Waiver and Consent Agreement (the “Waiver and Consent”), with RAT Investment Holdings, LP (the “Administrator”), effective as of and contingent upon the closing of the Registered Offering, waiving certain provisions of that certain Non-Revolving Line of Credit Loan Agreement, as amended (the “Amendment”), between the Company (as “Borrower”), the Administrator and the Lenders (as defined therein), pursuant to which the Lenders agreed to irrevocably waive their rights to receive one-third (1/3) of the net proceeds of any non-affiliate capital raise, including the Offerings, and consent to the Company not paying any of such proceeds to the Lenders, in each case as set out in the Amendment. In consideration for entering into the Waiver and Consent, the Company agreed to reduce the exercise price of the warrants held by the Lenders to purchase 314,281 shares of Common Sock from $1.00 to $0.24.

The Company entered into a Waiver and Consent Letter Agreement (the “Excel Waiver Agreement”), effective as of and contingent upon the closing of the Registered Offering, with Excel Family Partners, LLLP (“Excel”), waiving certain provisions of that certain Secured Non-Revolving Line of Credit Loan Agreement, effective as of March 28, 2024 (the “Agreement”), between the Company as borrower and Excel, pursuant to which Excel irrevocably agreed to waive its rights to receive five hundred thousand dollars ($500,000) of the net proceeds of any non-affiliate capital raise, including the Registered Offering, and consent to the Company not paying any of such proceeds to it, in each case as set out in the Agreement, contingent upon the closing of such a non-affiliate capital raise, including the Registered Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Registered Pre-Funded Warrant
4.2	Form of Private Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Fennemore Craig, P.C.
5.2	Opinion of Lowenstein Sandler LLP
10.1	Form of Securities Purchase Agreement, dated May 31, 2024, by and between the Company and the Institutional Investor
10.2	Form of Securities Purchase Agreement, dated May 31, 2024, by and between the Company and the Private Placement Entity
10.3	Placement Agency Agreement, dated May 31, 2024, by and between the Company and the Placement Agent
23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2)
99.1	Press Release, dated May 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP MEDIA, INC.

Dated: June 3, 2024	By:	/s/ Justis Kao
	Name:	Justis Kao
	Title:	Chief Executive Officer